Exhibit 107

Calculation of Filing Fee Tables

424(b)(7)

(Form Type)

The Macerich Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, par value $0.01 per share	457(o)	3,732,135 (1)(2)	$12.52(2)	$46,726,330.20(2)	0.0001102	$5,149.24(2)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	Equity	Common stock, par value $0.01 per share	415(a)(6)	8,042,613(1)	—	$603,624,284.52	—	—	S-3	333-240975	August 5, 2020	$54,481.49(3)

	Total Offering Amounts					$650,350,614.72		$5,149.24(3)

	Total Fees Previously Paid							$(3)

	Total Fee Offsets							—

	Net Fee Due							$5,149.24

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional shares as may hereafter be offered or issued by The Macerich Company (the “Company”) with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(2)

The registration fee related to 3,732,135 shares of common stock to be registered hereby was calculated in accordance with Rules 457(o) and 457(r) of the Securities Act. Payment of the registration fee for these securities at the time of filing of the Company’s registration statement on Form S-3, filed with the Securities and Exchange Commission (the “SEC”), on August 4, 2023 (File No. 333-273707) (the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. This paragraph shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement. Proposed maximum offering price per unit estimated solely for the purposes of computing the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low reported sale prices of the Company’s common stock on the New York Stock Exchange on July 28, 2023.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this prospectus supplement include 8,042,613 unsold shares of common stock originally registered on (i) the Company’s registration statement on Form S-3 that it filed with the SEC on November 26, 2008 (File No. 333-155742) relating to a prospectus supplement filed pursuant to Rule 424(b)(7) on July 2, 2010, (ii) the Company’s registration statement on Form S-3 that it filed with the SEC on August 20, 2014 (File No. 333-198260) relating to a prospectus supplement filed pursuant to Rule 424(b)(7) on August 20, 2014 and (iii) the Company’s registration statement on Form S-3 that it filed with the SEC on August 10, 2017 (File No. 333-219872) relating to a prospectus supplement filed pursuant to Rule 424(b)(7) on August 10, 2017 and (iv) the Company’s registration statement on Form S-3 that it filed with the SEC on August 5, 2020 (File No. 333-240975) relating to a prospectus supplement filed pursuant to Rule 424(b)(7) on August 5, 2020. The registration fees with respect to such securities, totaling $54,481.49, were previously paid in connection with the filing of the prospectus supplements relating to such securities and will continue to be applied to such unsold securities. Accordingly, there is no registration fee due in connection with this prospectus supplement for these unsold securities.

The filing fees previously paid in connection with such unsold shares were carried forward pursuant to Rule 415(a)(6) from Registration Statement Nos. 333-155742, 333-176762, 333-198260, 333-219872 and 333-240975.